UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 to the Current Report on Form 8-K of First National Community Bancorp, Inc. (the “Company”), originally filed on May 22, 2015 (the “Original Filing”), is being filed solely to update shareholders’ voting results reported to the Company by its transfer agent after the filing of the Original Filing. Except as described above, no other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on: (i) the election of each of the Company’s four (4) nominees for Class B directors; (ii) a proposal to approve the compensation of executive officers (referred to as the 2015 say-on-pay proposal); and (iii) a proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015. The updated results of the voting are as follows:

1. Proposal No. 1: Election of Directors.

The shareholders of the Company elected all of the Class B directors by the following vote:

Class A Nominees	For	Withheld	Broker Non-Vote
William G. Bracey	10,059,285	130,757	3,909,118
Louis A. DeNaples, Jr.	9,699,624	490,418	3,909,118
Thomas J. Melone, CPA	10,035,311	154,731	3,909,118
Steven R. Tokach	10,010,911	179,131	3,909,118

2. Proposal No. 2: 2015 say-on-pay proposal.

The shareholders of the Company approved the 2015 say-on-pay proposal by the following vote:

For	Against	Abstain	Broker Non-Vote
9,874,736	272,026	43,280	3,909,118

3. Proposal No. 3: Ratification of the appointment of the Company’s independent registered public accounting firm.

The shareholders of the Company ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 by the following vote:

For	Against	Abstain	Broker Non-Vote
14,018,717	74,158	6,286	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: June 16, 2015